Exhibit 10.20

EXECUTION VERSION

FIRST AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

This First Amendment dated as of October 27, 2015 (this “Amendment”) to the Receivables Purchase Agreement, is among Wise Alloys Funding LLC, a Delaware limited liability company, in its capacity as seller (“Seller”), Wise Alloys LLC, a Delaware limited liability company, in its capacity as servicer (“Servicer”), and HSBC Bank USA, National Association (“Purchaser”).

RECITALS

WHEREAS, the Seller, the Servicer and the Purchaser are parties to the certain Receivables Purchase Agreement dated as of March 23, 2015 (the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Committed and Uncommitted Purchase and Sales.

(i) Committed Purchase and Sales. Commencing on the date hereof and ending on the Purchase Termination Date, Seller may from time to time make an offer to sell to Purchaser certain Proposed Receivables by submitting to Purchaser a request substantially in the form of Exhibit B hereto at least three Business Days prior to any purchase hereunder (a “Purchase Request”), and Purchaser agrees, subject to the requirements for purchase and all of the terms and conditions therefor set forth herein (including the conditions precedent set forth in Section 2(c) hereof), but solely up to the Committed Facility Sublimit, to purchase from Seller the Proposed Receivables identified in such Purchase Request. Subject to the satisfaction of the conditions precedent set forth in Section 2(c) hereof, Purchaser shall and hereby does, but solely up to the Committed Facility Sublimit, purchase from Seller, and Seller shall and hereby does sell to Purchaser, without representation, warranty, covenant or recourse except as expressly provided herein, all of Seller’s right, title and interest in such Proposed Receivables and all Related Rights with respect thereto as of the applicable Purchase Date (all such Proposed Receivables together with such Related Rights, once sold and purchased hereunder (including, without limitation, those purchased on an uncommitted basis, pursuant to clause (ii) of this paragraph (a), below), being referred to, collectively, as the “Purchased Receivables”). The Seller shall not request and Purchaser shall not be required to fund more than one (1) purchase per week. No single request for purchase hereunder shall be for an amount less than $250,000. All purchase and sales of Proposed Receivables under this Agreement shall be made first pursuant this clause (i), prior to any purchase and sales under clause (ii) below, up to the Committed Facility Sublimit and, thereafter, and for so long as the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time, is at least equal to the Committed Facility Sublimit, purchase and sales, may take place on an uncommitted basis pursuant to the terms of clause (ii), below.

(ii) Uncommitted Purchase and Sales. On any date when the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time, exceeds the Committed Facility Sublimit, then, Seller may from time to time, thereafter, make an offer to sell to Purchaser certain additional Proposed Receivables by submitting to Purchaser a Purchase Request at least three Business Days prior to any purchase under this clause (ii), and Purchaser, in its sole discretion, may accept such offer and purchase from the Seller the Proposed Receivables identified in such Purchase Request. If the Purchaser accepts such Purchase Request, then subject to the satisfaction of the conditions precedent set forth in Section 2(c) hereof, Purchaser shall and hereby does, but solely up to the Uncommitted Facility Sublimit, purchase from Seller, and Seller shall and hereby does sell to Purchaser, without representation, warranty, covenant or recourse except as expressly provided herein, all of Seller’s right, title and interest in such Proposed Receivables and all Related Rights with respect thereto as of the applicable Purchase Date which Proposed Receivables and Related Rights, once sold and purchased hereunder shall become Purchased Receivables hereunder. The Seller shall not request more than one (1) purchase per week. No single request for purchase hereunder shall be for an amount less than $250,000. Notwithstanding the foregoing or anything else in this Agreement to the contrary (and in addition to the conditions precedent set forth in Section 2(c) hereof), no purchases shall be made or permitted under this clause (ii), unless on the date of such purchase, after giving effect to such proposed purchase, the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time, exceeds the Committed Facility Sublimit. In addition, THE PURCHASES AND SALES DESCRIBED IN THIS CLAUSE (ii) DO NOT CONSTITUTE A COMMITMENT, OBLIGATION OR OTHER UNDERTAKING OF PURCHASER TO PURCHASE ANY RECEIVABLES OFFERED FROM SELLER UNDER THIS CLAUSE (ii) OR OTHERWISE EXTEND CREDIT OR PROVIDE ANY FINANCIAL ACCOMMODATION TO SELLER.

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(b) Section 2(c)(x) of the Agreement is hereby amended and restated in its entirety as follows:

(x) Following the sale and purchase of the Proposed Receivables set forth in the related Purchase Request (i) the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time pursuant to Section 2(a)(i) hereof, shall not exceed the Committed Facility Sublimit, (ii) the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time pursuant to Section 2(a)(ii) hereof, shall not exceed the Uncommitted Facility Sublimit, and (iii) the Outstanding Aggregate Purchase Amount for all Purchased Receivables (purchased under Sections 2(a)(i) and 2(a)(ii), combined), shall not exceed the Facility Amount.

(c) Section 2(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e) Commitment Fee.

The Seller shall pay to the Purchaser, a commitment fee (the “Commitment Fee”) in an amount equal to, on the last business day of each calendar quarter and on the Purchase Termination Date, $5,000.00, plus an amount calculated quarterly in arrears at a rate per annum (calculated on a 360-day basis) determined in accordance with the commitment fee table set forth on Schedule 3 attached hereto, on the average unused portion of the Committed Facility Sublimit.

(d) The definition of “Facility Amount” set forth in Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

“Facility Amount”: Up to USD $300,000,000, USD $100,000,000 of which shall represent the Committed Facility Sublimit and USD $200,000,000 of which shall represent the Uncommitted Facility Sublimit; provided, that in the event of an increase in the Uncommitted Facility Sublimit (as described herein), the Facility Amount shall automatically increase in tandem with the increase in the Uncommitted Facility Sublimit; provided, further, that in no event shall the Facility Amount exceed $380,000,000.

(e) The following definitions of “Committed Facility Sublimit” and “Uncommitted Facility Sublimit” are hereby added to Exhibit A of the Agreement in the appropriate alphabetical order:

“Committed Facility Sublimit”: Up to USD $100,000,000.

“Uncommitted Facility Sublimit”: Up to USD $200,000,000; provided, that in the event of an amendment to Section 5.5(j) of the ABL Facility increasing the maximum amount of indebtedness permitted to be incurred as AB Qualified Receivables Financing (as defined in the ABL Facility), the Uncommitted Facility

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Sublimit shall, upon delivery of written notice of such amendment by the Seller to the Purchaser, automatically increase to the maximum amount of indebtedness permitted to be incurred as AB Qualified Receivables Financing under Section 5.5(j) of the ABL Facility less $100,000,000; provided, further, that in no event shall the Uncommitted Facility Sublimit exceed $280,000,000.

(f) The definition of “Contract” set forth in Exhibit A of the Agreement is hereby amended by replacing the reference to “Section 5(a)” with a reference to “Section 6(a)” therein.

(g) The following new definition of “ABL Facility” is hereby added to Exhibit A of the Agreement in the appropriate alphabetical order:

“ABL Facility”: That certain Credit Agreement, dated as of December 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time), by and among Seller, as the borrower, the other credit parties signatory thereto, General Electric Capital Corporation, as the agent, and the lenders signatory thereto.

(h) The Form of Purchase Request set forth in Exhibit B of the Agreement is hereby amended and restated in its entirety with the Form of Purchase Request attached hereto as Exhibit A.

SECTION 3. Condition to Effectiveness. This Amendment shall become effective on the date hereof when (i) each of the parties hereto shall have received counterparts of this Amendment executed by each of the other parties hereto (including, without limitation, the confirmation of the Parent with respect to each Parent Guarantee) (including facsimile or e-mail signature pages), (ii) the Purchaser has received a secretary certificate of the Seller, Originator and Parent, including incumbency and authorizing resolutions with respect to the transactions contemplated by this Amendment in form and substance reasonably acceptable to the Purchaser, (iii) the Purchaser has received a fully executed copy of the First Amendment to the Receivables Sale Agreement dated as of the date hereof, signed by each party thereto and (iv) the Purchaser has received a legal opinion from outside counsel to the Seller, Originator and Servicer with respect to corporate and enforceability matters in form and substance reasonably acceptable to the Purchaser.

SECTION 4. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the law of any other jurisdiction.

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SECTION 7. Section Headings. The various headings of the Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 8. Parent Confirmation. By signing in the space provided for it below, Constellium Holdco II, B.V., as Parent and provider of the Parent Guarantee, as such term is defined in each of the Agreement (covering Wise Alloys Funding LLC, as seller thereunder) and the Sale Agreement (covering Wise Alloys LLC as seller thereunder), hereby confirms, acknowledges and agrees with the amendments contemplated hereby (including the increase in the Facility Amount) and further confirms that the Parent Guarantee provided by it under each of the Agreement and the Sale Agreement remains in full force and effect and remains the legal, valid and binding obligation of the Parent enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general principles of equity, both before and after giving effect to the amendments contemplated hereby (including, without limitation, the increase to the Facility Amount).

[Signatures follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WISE ALLOYS FUNDING LLC, as Seller

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CFO

WISE ALLOYS LLC, as Servicer

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CFO

Confirmed, Acknowledged and Agreed: CONSTELLIUM HOLDCO II, B.V., as Parent and Guarantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Group Treasurer

S-1

HSBC BANK USA, NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Heidi C. Pote

Name:	Heidi C. Pote
Title:	VP

S-2

Exhibit A to

First Amendment to

Receivables Purchase Agreement

Exhibit B

to Receivables Purchase Agreement

Form of Purchase Request

[date]

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Reference is hereby made to that certain Receivable Purchase Agreement, dated as of March 23, 2015, between Wise Alloys Funding LLC (“Seller”) and HSBC Bank USA, National Association (“Purchaser”) (as it may be amended, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement).

Pursuant to the terms of the Agreement, Seller hereby requests that Purchaser purchase from Seller the Proposed Receivables listed herein with an aggregate Net Invoice Amount of USD[                    ].

Seller represents and warrants that as of the date hereof and on the Purchase Date:

1. Following the sale and purchase of the Proposed Receivables set forth in this Purchase Request (i) the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time pursuant to Section 2(a)(i) of the Agreement, shall not exceed the Committed Facility Sublimit, (ii) the aggregate of the Outstanding Account Debtor Purchase Amounts for all Account Debtors and all Purchased Receivables at such time pursuant to Section 2(a)(ii) of the Agreement, shall not exceed the Uncommitted Facility Sublimit, and (iii) the Outstanding Aggregate Purchase Amount for all Purchased Receivables (purchased under Sections 2(a)(i) and 2(a)(ii), combined), shall not exceed the Facility Amount;

2. Seller’s representations, warranties and covenants set forth in the Agreement are true and correct;

3. The conditions precedent for purchase set forth in Section 2(c) of the Agreement have been satisfied;

4. No Event of Repurchase exists on such Purchase Date except for repurchases being effectuated on the date hereof by setoff by Purchaser against the Purchase Price for the Proposed Receivables; and

5. There has not been any Material Adverse Change in Seller.

6. Set forth below is the applicable invoice related to the Proposed Receivables offered for sale by Seller to Purchaser based on the approved Account Debtor(s), including Account Debtor’s legal name, address, the invoice number(s), the stated amount of the invoice(s), the date and term of the invoice, the stated due date of such invoice (s), the Scheduled Payment Date of such invoice, the related Buffer Period and the calculation of the Offset Condition:

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Upon acceptance by Purchaser of this Purchase Request and payment of the Purchase Price, Purchaser hereby purchases, and Seller hereby sells, all of Seller’s right, title and interest with respect to the Proposed Receivables on the attached Exhibit as of the date hereof, and the Proposed Receivables shall become Purchased Receivables in the manner set forth in the Agreement.

[ ]

By:
Name:
Title:

PURCHASE REQUEST ACCEPTED: HSBC Bank USA, National Association

By:
Name:
Title:
Date:

Exhibit to Purchase Request

List of Proposed Receivables